Exhibit 23(f)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use and incorporation by reference in this Registration Statement of MainStreet BankGroup Incorporated on Form S-4 of our report dated January 12, 1995 relating to the consolidated financial statements of Hanover Bank and subsidiary, which report is included in the Annual Report on Form 10-K of MainStreet BankGroup Incorporated for the fiscal year ended December 31, 1994 appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                                     DELOITTE & TOUCHE LLP

Richmond, Virginia
January 26, 1998